EXHIBIT 23.2

                      CONSENT OF RYDER SCOTT COMPANY, L.P.
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As  independent  oil and gas  consultants,  Ryder Scott  Company,  L.P.,  hereby consents to the incorporation by reference in the Registration Statement on Form S-8, to be filed with the Securities and Exchange Commission on or about August 17, 2004, of information from our reserve report dated February 23, 2004, entitled "Chesapeake Energy Corporation - Estimated Future Reserves and Income Attributable to Certain Leasehold Interests as of December 31, 2003."

/S/ RYDER SCOTT COMPANY, L.P.
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Ryder Scott Company, L.P.


Houston, Texas
August 17, 2004